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                                                                     EXHIBIT 4.1
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                                THE CRONOS GROUP
                                     Company

                                       and

                                MEESPIERSON N.V.
                            FIRST UNION NATIONAL BANK
                                 Warrantholders


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                                WARRANT AGREEMENT

                            Dated as of July 30, 1999


                                200,000 Warrants
                                       of
                                The Cronos Group


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                                WARRANT AGREEMENT

        THIS WARRANT AGREEMENT ("Agreement"), dated as of July 30, 1999, is made by and between The Cronos Group, a Luxembourg societe anonyme (the "Company"), First Union National Bank, a national banking association ("FUNB"), and MeesPierson N.V., a Naamloze Vennootschap ("MeesPierson", together with FUNB, and any transferee of Warrants or Warrant Stock, the "Warrantholders").

                              W I T N E S S E T H:

        WHEREAS, the Company is the sole shareholder of Cronos Finance (Bermuda) Limited, a company organized and existing under the laws of the Islands of Bermuda (the "Issuer");

        WHEREAS, Issuer, MeesPierson, as Agent, and the Warrantholders, as Lenders, have entered into a certain Loan Agreement, dated as of July 30, 1999 (the "Loan Agreement"), pursuant to which FUNB and MeesPierson agreed to purchase up to a specified principal amount of the notes (the "Notes") issued pursuant to the Loan Agreement;

        WHEREAS, the Company proposes to issue to the Warrantholders, as additional compensation for their co-arranging of the facility pursuant to the Loan Agreement, Warrants representing the right to purchase up to 200,000 shares (the "Warrant Stock") of the Company's Common Stock, par value $2.00 per share (the "Common Stock") currently representing 2.2577% of the total capital stock of the Company, each Warrant entitling the holder thereof to purchase one share of Common Stock;

        NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

        SECTION 1. ISSUANCE OF WARRANTS; EXECUTION AND DELIVERY OF WARRANT CERTIFICATES.

        1.1 Issuance of Warrants. The number of Warrants to be issued and delivered to each Warrantholder shall be 100,000 and shall be evidenced by a certificate (each a "Warrant Certificate" and together, the "Warrant Certificates") which the Company will issue and deliver to each Warrantholder, or to an affiliate thereof designated by such Warrantholder, on the Closing Date referred to in the Loan Agreement.

        1.2 Execution and Delivery of Warrant Certificates. Each original Warrant Certificate issued shall be in substantially the form set forth in Appendix A hereto and may have such letters, numbers, or other marks of identification or designation and such legends or endorsements printed thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto. The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents and by its Treasurer or its Secretary.

        In case any officer of the Company who shall have signed any Warrant Certificate shall cease to be an officer before the Warrant Certificate so signed shall have been delivered by the Company,



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such Warrant Certificate may be delivered notwithstanding that such person ceased to be an officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of the Warrant Certificate, shall be a proper officer of the Company, even if at the date of the execution of this Agreement such person was not an officer.

        1.3 No Fractional Shares to be Issued. The Company shall not be required upon any exercise of this Warrant to issue a certificate representing any fraction of a share of Common Stock but, in lieu thereof, shall purchase from the Warrantholders any fractional shares created by exercise hereunder at the Warrant Price.

        SECTION 2. WARRANT PRICE, MANNER OF EXERCISE.

        2.1 Warrant Price, Term, Expiration and Notice. Each Warrant Certificate shall entitle the Warrantholder, subject to the provisions thereof and of this Agreement, to purchase from the Company one share of Common Stock for each of the Warrants evidenced thereby at $4.41 (the average of the daily closing stock price as listed on the NASDAQ during the thirty (30) day period immediately preceding the Closing Date), subject to adjustment as provided herein (the "Warrant Price"). The Warrantholder may exercise any Warrants issued pursuant to this Agreement at any time or from time to time, from the date hereof and prior to 5:00 p.m., New York time, on the later to occur of (x) August 15, 2004 and ninety (90) days and (b) the date on which all Outstanding Obligations under the Loan Agreement have been indefeasibly paid in full and ninety (90) days (the "Expiration Date"). If the Expiration Date is not a Business Day, then this Warrant may be exercised on the next succeeding Business Day. For purposes hereof, the term "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York, New York are authorized or required by law to be closed, and provided that any reference to "days" (unless Business Days are specified) shall mean calendar days.

        2.2 Manner of Exercise. The Warrants may be exercised by the Warrantholder, in whole or in part, during normal business hours on any Business Day by surrender of a Warrant Certificate, together with the form of Election to Exercise included as Appendix B hereto (or a reasonable facsimile thereof) duly executed by such Warrantholder, to the Company at its principal office, accompanied by the required payment of the Warrant Price as then in effect, in cash or other immediately available funds, or as provided in Section 2.3 below, or a combination thereof.

        2.3 Reserved.

        2.4 When Exercise Deemed Effected. Each exercise of Warrants pursuant to this Agreement shall be deemed to have been effected immediately upon surrender of such Warrants to the Company as provided in Section 2.2, and at such time, the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise as provided in
Section 2.5 shall be deemed to have become the holder of record thereof.

        2.5 Delivery of Stock Certificates As soon as practicable after the exercise of Warrants pursuant to this Agreement, in whole or in part, the Company at its expense will cause

                (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which the Warrantholder shall be



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        entitled upon such exercise, to be issued in the name of and delivered to such Warrantholder or such other name as shall be designated by the Warrantholder in the Election of Exercise; and

                (b) in case less than all the Warrants represented by a Warrant Certificate are exercised, a new Warrant Certificate of the same tenor and for the number of Warrants not exercised to be registered in such name or names as may be directed in writing by the Warrantholder and to be delivered to the person entitled to receive such new Warrant Certificate.

        SECTION 3. ADJUSTMENT OF SHARES OF COMMON STOCK PURCHASABLE AND WARRANT PRICE.

        3.1 Antidilution Provision. So long as any Warrants are outstanding and unexercised, in whole or in part:

                (a) if the Company shall, on or after the date hereof, pay a dividend in Common Stock or make any other distribution in Common Stock on or with respect to its Common Stock, the number of shares of Common Stock purchasable upon exercise of each Warrant outstanding and unexercised at such time shall be increased by multiplying such number of shares by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such dividend or other distribution and the numerator of which shall be the sum of such number of shares and the total number of shares of Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the record date of such dividend or other distribution;

                (b) in the event outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the number of shares of Common Stock purchasable upon exercise of each Warrant shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the number of shares of Common Stock purchasable upon exercise of each Warrant shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the effective date of such subdivision or combination;

                (c) Reserved;

                (d) (i) If the Company shall, on or after the date hereof, sell or issue shares of Common Stock or securities convertible or exchangeable into shares of Common Stock or rights, options or warrants to purchase shares of Common Stock, or securities convertible or exchangeable into shares of Common Stock (collectively, the "Additional Shares") at a price per share of Common Stock lower than the price equal to ninety percent (90%) of the average of the daily closing stock price as listed on the NASDAQ during the thirty (30)



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                day period immediately preceding such sale or issuance, then the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted to that number determined by multiplying the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to such adjustment by a fraction (y) the numerator of which shall be number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares plus the number of such Additional Shares to be issued and (z) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares plus the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares to be issued would purchase at the Current Market Price. Notwithstanding the foregoing, the provisions of this Section 3.1 (d) shall not apply to any securities issued (A) in any of the transactions described in Sections 3.1 (a), (b) or (c), (B) upon exercise of this Warrant, (C) pursuant to any stock option or other benefit plan to officers or employees of the Company that have been approved by a majority of the disinterested directors of the Board of Directors of the Company, (D) pursuant to any financing arrangements with financial institutions, banks or other lenders of the Company, or (E) pursuant to any public offering.

                        (ii) If, at any time after any adjustment of the number
                of shares of Common Stock pursuant to this Section 3. 1 (d), such rights, options, warrants or convertible or exchangeable securities shall expire or no longer be outstanding and shall not have been exercised for or converted or exchanged into Common Stock, such previous adjustment shall be rescinded and annulled and the Additional Shares which are deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled, shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made to give effect to the expiration or non-exercise of, or failure to convert, such rights, options, warrants or convertible or exchangeable securities.



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        3.2 Consolidation, Merger, Sale of Assets, Reorganization, etc.

                (a) If the stockholders of the Company shall participate in a share exchange or if the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation, or interests in a non-corporate entity or other property (including cash), or any combination of the foregoing (each such transaction being herein called a "Transaction"), then, as a condition to the consummation of the Transaction, the Company, in the case of the recapitalization or liquidation of the Common Stock, or such other corporation or entity, in the case of a share exchange, merger, consolidation or sale of all or substantially all of the assets, shall make lawful and adequate provision so that, upon the exercise thereof at any time on or after the consummation of the Transaction, each Warrantholder shall be entitled to receive, and such Warrant shall represent the right to receive, in lieu of the Common Stock issuable upon consummation of such Transaction, the securities or other property (including cash) to which the Warrantholder would have been entitled upon the consummation of the Transaction if such Warrantholder had exercised such Warrant immediately prior thereto, subject to adjustment from and after the consummation date as nearly equivalent as possible to the adjustments provided for in Section 3.1.

                (b) The provisions of this Section 3 shall similarly apply to successive share exchanges, consolidations, mergers, sales of all or substantially all of the assets, or successive recapitalizations and changes of shares of Common Stock.

        3.3 Warrant Price Adjustment. Whenever the number of shares of Common Stock purchasable upon exercise of a Warrant is adjusted as provided herein, the Warrant Price payable upon exercise of the Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock purchasable immediately thereafter, provided, however, that in no event shall the Warrant Price be adjusted below the par value of the Common Stock.

        3.4 Statements on Warrant Certificates. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Section 3 and Warrant Certificates issued after such adjustment may state the same Warrant Price and the same number of shares of Common Stock as are stated in the Warrant Certificates initially issued pursuant to this Agreement, provided however, at the Warrantholder's option and by such Warrantholder's request, the Company shall issue a new Warrant Certificate in exchange for the initial Warrant Certificate to accurately reflect any adjustment made pursuant to this Section 3.

        3.5 Accountants' Report as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or other securities) issuable upon the exercise of the Warrants, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of the Warrants and cause independent public accountants of recognized national standing selected by the Company (which may be the regular auditors of the Company) to



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verify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based. The Company will forthwith mail a copy of each such report to each Warrantholder. The Company will also keep copies of all such reports at its principal office and will cause the same to be available for inspection at such office during normal business hours by any Warrantholder or any prospective purchaser of a Warrant designated by the Warrantholder.

        SECTION 4. NOTICES OF CORPORATE ACTION. In the event of:

                (a) any offer to the holders of Common Stock of rights to subscribe for or to purchase any Additional Shares or other securities, or

                (b) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                (c) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other person or entity, any share exchange involving stockholders of the Company or any transfer of all or substantially all the assets of the Company to any other person or entity, or

                (d) any voluntary or involuntary dissolution, liquidation or winding up of the Company,

the Company will mail to each known Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, share exchange, transfer, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, share exchange, transfer, dissolution, liquidation or winding up. Such notice shall be mailed at least 15 days prior to the date therein specified.


        SECTION 5. RIGHT OF FIRST REFUSAL; LEGENDS.

        5.1 Right of First Refusal.

                (a) Any Warrantholder that intends to transfer this Warrant shall first submit to the Company a written offer to sell the Warrant to the Company at the same price and upon the same terms of payment for which the intended transfer is to be made. Every written offer submitted to the Company in accordance with the provisions of this Section 5.1 shall



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        continue to be a binding offer to sell until expressly rejected by an officer or director of the Company acting with the authority to so reject the offer or until the expiration of a period of 30 days after receipt of such offer to the Company, whichever time is earlier. Notwithstanding the foregoing, any Warrantholder may at any time, without complying with this Section, transfer this Warrant to any Affiliate of such Warrantholder; provided that such Affiliate first agrees in writing with the Company to be bound by the provisions of this Agreement, including without limitation, this Section 5.1. As used herein, "Affiliate" shall mean any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Warrantholder, within the meaning of Rule 405 of Regulation C promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                (b) Every written offer submitted in accordance with the provisions of this Section 5.1 shall specifically name the person or persons to whom the Warrantholder intends to transfer the Warrant, the number of Warrants that it so intends to transfer to such person or persons, and the price of the Warrant and other terms upon which each intended transfer is to be made. Upon the rejection or expiration of all such written offers, the Warrantholder shall for a period of 90 days thereafter be free to transfer the Warrant to the person or persons so named in the written offer at the price and upon the terms set forth in the written offer. Such transferee, as part of the transfer, will agree in writing to become subject to all the provisions of this Agreement, including without limitation this Section 5.1 in any subsequent transfer of the Warrants by such person or persons. In the event no transfer takes place within such 90-day period, then any transfer of this Warrant shall again be subject to the requirements of this Section 5.1.

                (c) If any consideration to be received by the Warrantholder for the Warrant in connection with a transfer is property other than cash, then the price of the Warrant to the Company shall be measured by the fair market value of such non-cash consideration.

                (d) The restrictions imposed on the Warrantholder by this
        Section 5.1 shall apply only to the transfer of this Warrant and not to any Warrant Stock issued upon the exercise of this Warrant.

        5.2 The Purchase Date; Payment for the Warrants. If the Company elects to exercise its rights under Section 5.1, the closing date for such purchase (the "Purchase Date") shall be thirty (30) days following receipt by the Warrantholder disposing of its Warrants of written notification of such election (on the next Business Day if such date is not a Business Day). At 10:00 a.m. on the Purchase Date, and at the Company's headquarters, or at such other time or place designated by the parties, the Warrantholder disposing of its Warrants shall deliver to the Company the certificates representing all of the Warrants to be sold, duly endorsed, and free and clear of any liens, claims, or encumbrances, and all assignments, certificates of authority, tax releases, and other instruments or documents as may be reasonably required by the counsel of the Company, and the Company shall pay the consideration for the Warrants being acquired by certified check or other immediately available funds.

        5.3 Legend on Warrant Stock. Each certificate for Warrant Stock initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Stock is registered under the



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Securities Act, shall bear the following legend (and any additional legend(s)
required by any securities exchange upon which such Warrant Stock may, at the time of such exercise, be listed) on the face thereof.

                "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or registered or qualified under applicable state securities laws. Such shares may not be offered, sold, transferred, pledged or hypothecated in the absence of an effective registration statement in effect with respect to the shares under such Act and registration or qualification under any applicable state securities laws or an opinion of counsel reasonably satisfactory to the Company that such registration or qualification is not required under applicable federal and state securities laws."

        SECTION 6. RESERVATION OF STOCK; REGULATORY MATTERS.

        6.1 Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock from time to time issuable upon exercise of all Warrants at the time outstanding. All shares of Common Stock shall be duly authorized and, when issued upon such exercise and payment of the Warrant Price, shall be validly issued, fully paid and nonassessable with no liability on the part of the Warrantholders thereof.

        6.2 Regulatory Matters. (a) In the event of any determination by the Warrantholder that, by reason of any existing or future law, rule, regulation or order (collectively, a "Regulatory Requirement"), such Warrantholder may be restricted, prohibited or otherwise unable to hold the Common Stock, the Company and such Warrantholder shall take such action as may be deemed reasonably necessary by such Warrantholder to comply with such Regulatory Requirement. The costs of taking such action, whether by the Company, such Warrantholder or otherwise, shall be borne by the Warrantholder. Such action to be taken may include without limitation the Company's authorization of one or more new classes of capital stock for which this Warrant may be exercised, the issuance of capital stock and securities in lieu of Common Stock or securities otherwise receivable by such Warrantholder and containing equivalent economic rights, and such modifications and amendments to this Warrant or any other document and instruments executed in connection with this Warrant as may be deemed reasonably necessary by such Warrantholder. Such Warrantholder shall give written notice to the Company of any such determination and the action necessary to comply with such Regulatory Requirement. All action described in such notice shall be completed as soon as practicable.

                (b) The Company shall use its best efforts to obtain any shareholder consents required pursuant to this Section.

        SECTION 7. OTHER PROVISIONS RELATING TO RIGHTS AND OBLIGATIONS OF THE WARRANTHOLDERS.

        7.1 No Rights as Stockholder Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the Warrantholder to any of the rights of a holder of Common Stock, including, without limitation, any right to vote at, or to receive notice



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of, any meeting of stockholders of the Company; the consent of any Warrantholder shall not be required with respect to any action or proceeding of the Company.

        7.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to it and, in the case of mutilation, upon surrender of the Warrant Certificate to the Company for cancellation, then, in the absence of notice to the Company that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a substitute Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any substitute Warrant Certificate under this Section 7.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section 7.2 in lieu of any lost, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and every holder thereof shall be entitled to the benefits of this Warrant Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder subject to the satisfaction of all indemnity obligations provided for herein.

        7.3 Warrantholder May Enforce Rights. Notwithstanding any of the provisions of this Warrant Agreement, any Warrantholder, without the consent of the holder of any Common Stock or the holder of any other Warrant Certificate, may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Warrantholder's right to exercise the Warrants evidenced by such Warrantholder's Warrant Certificate in the manner provided in its Warrant Certificate and in this Agreement.

        SECTION 8. REGISTRATION RIGHTS.

        8.1 [RESERVED.]

                8.1.1 Registration. Subject to the requirements of this Section 8, the Company shall effect a registration of the Registrable Securities in the United States. The Company will:

                (i) promptly give written notice of the proposed registration to all other holders of Registrable Securities; and

                (ii) use its diligent good faith efforts to effect, as soon as practicable, such registration (including, without limitation, the filing of post-effective amendments, appropriate qualification under the applicable blue sky or other state or foreign securities laws and appropriate compliance with the Securities Act and any other governmental requirements or regulations).

provided that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 8.1.1 in any particular jurisdiction in which the Company would be required



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to execute a general consent to service of process, to register as a securities broker or dealer or to cause any officer or employee of the Company to register as a salesman in effecting such registration.

        Subject to the foregoing, the Company shall prepare and file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable and within 60 days after such request is received.

        Notwithstanding the foregoing, the Company shall not be obligated to effect a registration, qualification or compliance under this Section 8. 1.1 during any period during which the Company is in the process of negotiating or preparing, and ending on a date 180 days following the effective date of a registration statement pertaining to an underwritten or "best efforts" public offering of securities for the account of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and such registration statement becomes effective within three months of the Closing Date. For purposes hereof, the term "public offering" shall mean the consummation of one or more public offerings of Common Stock after the date hereof wherein the aggregate proceeds to the Company from the sale of Common Stock are at least $15 million, pursuant to a registration statement under the Securities Act (other than pursuant to a registration statement relating to warrants, options or shares of capital stock granted, to be granted, sold or to be sold exclusively to officers, employees or directors of the Company or a registration statement filed pursuant to Rule 145 under the Securities Act).

        As used in this Agreement, the term "Registrable Securities" shall mean, collectively, (x) the 300,000 shares of Common Stock to be issued to First Union National Bank and MeesPierson, N.V. and (y) the shares of Common Stock to be acquired by the Warrantholder upon exercise of the Warrants pursuant to the Agreement and any shares of Common Stock or other securities issued with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, share exchange, reorganization or otherwise; provided, however, that such Common Stock or other securities shall cease to be Registrable Securities when (i) a registration statement with respect to the disposition of such Common Stock or other securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such Common Stock or other securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) an opinion of counsel, reasonably satisfactory to the Company and the holders of Common Stock or other securities to which the opinion relates, shall have been delivered to the Company and such holders to the effect that the subsequent disposition of such Common Stock or other securities may be made pursuant to Rule 144(k) (or any successor provision) under the Securities Act, or (iv) such Common Stock or other securities shall cease to be outstanding.

        8.2 Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 8, including, without limitation, all registration, filing and qualification fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and fees and expenses of accountants incidental to or required by such registration and the reasonable fees and disbursements of one special counsel retained by the holders of Registrable Securities covered by such registration, shall be borne by the Company.



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        8.3 Registration Procedures. In the case of such registration, qualification or compliance effected by the Company pursuant to this Section 8, the Company will keep each holder of Registrable Securities participating therein advised in writing as to the initial filing of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

                (i) keep such registration, qualification or compliance pursuant to Section 8.1.1 effective for a period of 180 days or until the holders of Registrable Securities participating therein have completed the distribution described in the registration statement relating thereto, whichever occurs first; and

                (ii) furnish such number of prospectuses and other documents incident thereto as a holder of Registrable Securities participating therein from time to time may reasonably request.

        8.4 Related Registration Matters. In connection with the registration, the Company also shall:

                (i) engage a bank or other company to act as transfer agent and registrar for the Registrable Securities;

                (ii) use best efforts to cause customary opinions of counsel, comfort letters of accountants and other appropriate documents to be delivered by representatives of the Company, which documents shall be addressed to the holders of Registrable Securities participating in the offering designated as addressees in such documents; and

                (iii) as soon as practicable after the effective date of the registration statement, and, in any event, within 16 months thereafter, make "generally available to its stockholders" (within the meaning of Rule 158 under the Securities Act) an earnings statement (which need not be audited) complying with Section 11 (a) of the Securities Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

        8.5 Indemnification and Contribution

                (i) In the event of registration of any of the Registrable Securities under the Securities Act, the Company will indemnify and hold harmless each holder of Registrable Securities included in such registration and each of its directors and officers, each underwriter of such Registrable Securities and each of its directors and officers, and each other person and each of its directors and officers, if any, who controls such seller within the meaning of the Securities Act or the Exchange Act, or otherwise, against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which such seller or controlling person (or their respective directors and officers) may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (and each of its directors and officers or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to such registration statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller and each such controlling person (and their respective directors and officers) for any legal or any other expenses reasonably incurred by such seller or controlling person (and their respective directors and officers) in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the Company will not have any liability (and shall not be required to provide such indemnity and hold harmless obligation) to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such holder of Registrable Securities specifically for use in preparation thereof.

                (ii) In the event of any registration of any of the Registrable Securities under the Securities Act, each holder of Registrable Securities included in such registration, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each person and each of its directors and officers, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which the Company, such directors and officers or controlling person (or their respective directors and officers) may become subject under the Securities Act, Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to the registration statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such registration statement, prospectus, amendment or supplement; provided the liability of each holder of Registrable Securities pursuant to this Section 8.5(ii) shall be limited to the proceeds actually received by such holder from the disposition of the Registrable Securities disposed of by such holder pursuant to such registration.

                (iii) Each party entitled to indemnification under this Section
        8.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, delayed or conditioned), and the Indemnifying Party may participate in such defense at such party's expense, and provided, further, that the failure of any

        Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8.5 (except and to the extent the rights of the Indemnifying Party are materially prejudiced thereby). After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or litigation, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation so long as and to the extent the Indemnifying Party continues to defend the Indemnified Party, unless the Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                (iv) To the extent the Company after the date hereof shall agree to provide for contribution in any written agreement entered into with the stockholders of the Company if the indemnification obligations are otherwise unavailable, then the Company shall provide such similar rights to the Warrantholders in the registration of their shares.

        8.6 Information by Stockholders. Each holder of Registrable Securities requesting to be included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in Section 8.

        8.7 Sales Without Registration. If, at the time of any transfer of any Warrant or Registrable Securities, such Warrant or Registrable Securities shall not be registered under the Securities Act, the Company may require, as a condition of allowing such transfer, that the holder of a Warrant or Registrable Securities or transferee furnish to the Company an opinion of legal counsel satisfactory in form and substance to the Company to the effect that such transfer may be made without registration under the Securities Act; provided that nothing contained in this Section 8.7 shall relieve the Company from complying with any request for registration, qualification or compliance made pursuant to the other provisions of this Section 8.

        8.8 Rule 144 Reporting. With a view to making available to holders of Registrable Securities the benefits of certain rules and regulations of the Securities and Exchange Commission (the "SEC") that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                (i) file with the SEC in a timely manner all reports and other documents thereafter required of the Company under the reporting requirements of Section 13 or 15(d) of the Exchange Act; and

                (ii) furnish to each holder of Registrable Securities forthwith upon its request (a) a written statement by the Company as to the Company's compliance with the public information requirements of Rule 144 (at any time after 90 days after the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act), (b) a copy of the most recent annual or quarterly report of the Company, and
        (c) such other reports and
        documents as may be reasonably requested in availing any holder of Registrable Securities of any rule or regulation of the SEC permitting the sale of any such securities without registration.

        8.9 Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities granted by the Company under Section 8.1.1 may be assigned by any holder of a Warrant Certificate to a transferee or assignee of any Warrant Certificate (if such transfer or assignment is permitted under Section 5), unless such transferee or assignee acquires such Warrant Certificate through a transaction or chain of transactions involving a public offering or a sale effected pursuant to Rule 144; provided that the holder shall give the Company written notice at the time of or within ten days after said transfer, setting forth the name and address of said transferee or assignee and identifying the Warrant Certificate with respect to which such registration rights are being assigned.

        8.10 Post-Effective Amendments. In connection with any registration statement filed pursuant to this Section 8, the Company shall file any post-effective amendment or amendments to the registration statement which may be required under the Securities Act during the period reasonably required to effect the distribution contemplated thereby.

        8.11 Cessation of Sale Activities. The Company shall notify each participating holder of Registrable Securities during the period any registration statement filed pursuant to this Section 8 is required to remain effective, or at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which such registration statement or the prospectus contained therein, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each participating holder agrees, upon receipt of such notice, forthwith to cease making offers and sales of such securities pursuant to such registration statement or deliveries of the prospectus contained therein for any purpose and to return to the Company the copies of such prospectus not theretofore delivered by such holder.

        8.12 Supplements. At a participating holder's request, the Company shall prepare and furnish to such participating holder a reasonable number of copies of any supplement to or amendment of such prospectus that may be necessary so that, as thereafter delivered to the purchaser of any shares of Registrable Securities, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing. The Company shall promptly notify each participating holder of any stop order or similar proceeding initiated by state or Federal regulatory bodies and use reasonable efforts to take all necessary steps expeditiously to remove such stop order or similar proceeding.

        SECTION 9. EXCHANGE AND TRANSFER OR WARRANT CERTIFICATES.

        9.1 Exchange and Transfer of Warrant Certificates. Subject to the terms contained in this Agreement, upon surrender at the principal office of the Company, Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants or the transfer thereof may be registered in whole or in part; provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. The Company shall keep the Warrant register in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates upon surrender of such Warrant Certificates to the Company at its principal office for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company. No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer. Whenever any Warrant Certificates are so surrendered for exchange or registration of transfer, the authorized officers of the Company shall execute and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. All Warrant Certificates issued upon any exchange or registration of transfer of the Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificate surrendered for such exchange or registration of transfer.

        9.2 Treatment of Holders of Warrant Certificates. Every holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company and with every subsequent holder of such Warrant Certificate that until the transfer of the Warrant Certificate is registered on the Warrant register, before such Warrant Certificate is surrendered for transfer pursuant to Section
9.1 hereof, the Company may treat the registered holder of a Warrant Certificate as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

        9.3 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exchange, registration of transfer or transfer or exercise of the Warrants evidenced thereby shall be surrendered to the Company, and all Warrant Certificates surrendered and so delivered to the Company shall be promptly canceled by the Company and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof.

        SECTION 10. NOTICES. Any notice or other document required or permitted to be given or delivered to the Warrantholders prior to the transfer or other disposition of any Warrant by the Warrantholders shall be delivered at or sent by certified or registered mail to the following addresses or such other addresses as shall have been furnished in writing by such Warrantholders to the
Company:

                             MeesPierson N.V.
                             Coolsingle 93/PO Box 749
                             3000 AS Rotterdam
                             The Netherlands
                             Attention: Hans Hanegraaf

                             First Union National Bank
                             One First Union Center
                             301 South College Street, TW-9
                             Charlotte, North Carolina 28288-0735

                             Attention: Milt Anderson

Thereafter, any notice or other document required or permitted to be given or delivered to the Warrantholders shall be delivered to, or sent by certified or registered mail to, each such holder at the last address shown on the books of the Company maintained at the principal office of the Company for the registration of transfer of the Warrants or at any more recent address of which any Warrantholder shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered to, or sent by certified or registered mail to, the principal office of the Company at 16 Allee Marconi, Boite Postale 260, L- 2120 Luxembourg, Attention: Chief Financial Officer, or such other address as shall have been furnished by the Company to the Warrantholders. Any notice or other document required or permitted to be given or delivered hereunder shall be deemed to have been given when actually delivered to the addressee at the address provided herein.

        SECTION 11. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants as follows:

        11.1 Capitalization. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock (including the 300,000 shares issued to the Warrantholders on August 2, 1999), of which 8,858,378 shares are outstanding. All of the shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except for this Agreement and as set forth on Schedule 11.1, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of the Company. There is outstanding no security or other instrument convertible into or exchangeable for capital stock of the Company.

        11.2 Authorization; Enforceability. The Company has the corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery by the Company of this Agreement have been approved by all requisite corporate action and no other corporate proceeding on its part is necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of the Company, except as it may be affected by bankruptcy, insolvency, moratorium, reorganization or other laws and judicial decisions affecting the rights of creditors generally and general principles of equity.

        11.3 Issuance of Shares. The issuance of the shares of Common Stock subject to the Warrants has been duly authorized and, when issued upon exercise of the Warrants, such shares will have been validly issued and will be fully paid and nonassessable.

        11.4 Publicly Traded. The Common Stock is publicly traded on NASDAQ and the Company shall use its best efforts to maintain the listing of the Common Stock on the NASDAQ or similar exchange during the term of this Agreement.

        SECTION 12. Reserved.

        SECTION 13. MISCELLANEOUS.

        13.1 Amendment. This Agreement may be amended by the Company, with the consent of the Warrantholders representing a majority of the then outstanding Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company may deem necessary or desirable, provided that such action shall not affect adversely the interests of any Warrantholder.

        13.2 Parties in Interest. The agreements of the Company contained herein, other than those applicable solely to the Warrants and the Warrantholders thereof, shall continue to inure to the benefit of and be enforceable by, any Warrantholder(s) subsequent to the time Common Stock is issued upon the exercise of Warrants, whether so expressed or not.

        13.3 Applicable Law. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER AND OF THE RESPECTIVE TERMS AND PROVISIONS THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF LUXEMBOURG WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

        13.4 Consent to Jurisdiction. The Company hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Southern District of New York County, New York, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, any rights or obligations hereunder, or the performance of such rights and obligations. The Company hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Warrantholders in connection with this Agreement, any rights or obligations hereunder, or the performance of such rights and obligations.

        13.5 Waiver of July Trial. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THE COMPANY AND THE WARRANTHOLDERS HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

        13.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

        13.7 Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal office of the Company for inspection by each or any Warrantholder. The Company may require such Warrantholder to submit its Warrant Certificate for inspection by the Company.

        13.8 Headings. The section headings in this Agreement are for the purposes of convenience only and shall not constitute a part hereof.

        13.9 Extraordinary Resolution. Unless otherwise waived by all Warrantholders, the Company shall at the last general meeting of its shareholders immediately preceding the date that the authorized shares of capital stock underlying the Warrants shall expire, recommend that such shareholders pass an extraordinary resolution to the effect that the Company extend, for another five years, the period during which the authorized capital stock represented by the Warrants shall be valid.

        IN WITNESS WHEREOF, The Cronos Group and the Warrantholders have caused their respective duly authorized officers to sign this Agreement.

                                          THE CRONOS GROUP

                                           By: /s/ DENNIS TIETZ
                                              --------------------------------
                                           Name: DENNIS TIETZ
                                                ------------------------------
                                           Title: CEO
                                                 -----------------------------


                                           MEESPIERSON N.V.


                                           By: /s/ J.G.H.M. HANEGRAAF
                                              --------------------------------
                                           Name: J.G.H.M. HANEGRAAF
                                                ------------------------------
                                           Title:
                                                 -----------------------------


                                           Number of Warrants Purchased: 100,000


                                           FIRST UNION NATIONAL BANK

                                           By: /s/ JESSICA TISDALE
                                              ---------------------------------
                                           Name: JESSICA TISDALE
                                                -------------------------------
                                           Title: VP
                                                 ------------------------------


                                           Number of Warrants Purchased: 100,000

                                                                      APPENDIX A

100,000 Warrants                                                          No. 01

                       WARRANT TO PURCHASE COMMON STOCK OF
                                THE CRONOS GROUP

                     THIS WARRANT IS SUBJECT TO RESTRICTIONS
                            ON TRANSFER SET FORTH IN
                         THE AGREEMENT REFERENCED BELOW.

        This certificate certifies that [MeesPierson N.V.] [First Union National Bank] is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner to purchase initially one share of Common Stock ("Common Stock"), of Cronos Group, S.A. (RCS Lux. B27.489), a Luxembourg societe anonyme (hereinafter called the "Company"), at a price equal to four and 41/100 dollars ($4.41) per share (the average of the daily closing stock price as listed on NASDAQ during the thirty (30) day period preceding the Closing Date) (the "Warrant Price"), subject to the terms of that Warrant Agreement hereafter referred to. Capitalized terms used but not otherwise defined in this Warrant Certificate have the meanings set forth in the Warrant Agreement referred to below.

        The holder may exercise the Warrant evidenced hereby by surrender to the Company at its principal office at 16, Allee Marconi, L-2120, Luxembourg, of this Warrant Certificate and the form of Election to Exercise attached hereto, both duly filled in and signed, along with payment in full to the Company of the Warrant Price in cash or immediately available funds as provided in the Warrant Agreement and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement. According to the terms of the Warrant Agreement, the Warrants shall cease to be exercisable at 5:00 p.m. New York time on the later to occur of (x) August 15, 2004 and ninety (90) days and (b) the date on which all Outstanding Obligations under the Loan Agreement have been indefeasibly paid in full and ninety (90) days (the "Expiration Date").

        This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of July 30, 1999 (the "Warrant Agreement"), by and between the Company, MeesPierson N.V. and First Union National Bank, and is subject to the terms and provisions of the Warrant Agreement, which terms and provisions are hereby incorporated by reference herein and made a part hereof. Each holder of this Warrant Certificate consents to all of the terms contained in the Warrant Agreement by acceptance hereof. A copy of the Warrant Agreement is available for inspection by the registered holder hereof at the principal office of the Company in 16, Allee Marconi, L-2120, Luxembourg.

        The Warrant Agreement and each Warrant Certificate, including this Warrant Certificate, shall be deemed a contract made under the laws of Luxembourg and for all purposes shall be construed in accordance with the laws of Luxembourg.

Dated: August __, 1999

                                            THE CRONOS GROUP


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

[Corporate Seal]

By:
   ---------------------------------

Attest:

                                                                      APPENDIX B

                              ELECTION TO EXERCISE

                 (To be executed only upon exercise of warrant)

To________________________________


        The undersigned registered holder of the attached warrant hereby irrevocably exercises and surrenders to the Company such warrant for, and purchases thereunder, _______________(1) shares of Common Stock of The Cronos Group, and herewith makes payment of $__________ therefor, in cash or immediately available funds, and requests that the certificates for such shares be issued in the name of, and delivered to ____________________, whose address is _________________.


Dated:


                                            ____________________________________
                                            (Signature must conform in all
                                            respects to name of holder as
                                            specified on the face of this
                                            warrant)


                                            ____________________________________
                                                    (Street Address)



                                            ____________________________________
                                             (City)       (State)     (Zip Code)

--------

        (1) Insert here the number of shares called for on the face of this warrant (or, in the case of a partial exercise, the portion thereof as to which this warrant is being exercised), in either case without making any adjustment for additional shares of common stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this warrant, may be delivered upon exercise. In the case of a partial exercise, a new warrant or warrants will be issued and delivered, representing the unexercised portion of this warrant, to the holder surrendering the same.